UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 21, 2010
FLOW INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Washington

(State or Other Jurisdiction of Incorporation)

1-34443	91-1104842

(Commission File Number)	(IRS Employer Identification No.)

23500 64th Avenue South, Kent, Washington	98032

(Address of Principal Executive Offices)	(Zip Code)
(253) 850-3500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 21, 2010, Flow International Corporation (the “Company”) and Charles M. Brown, the Company’s President and Chief Executive Officer entered into a Severance Agreement (the “Severance Agreement”) to replace the Employment Agreement dated July 3, 2007, as amended on May 15, 2008, (the “Employment Agreement”) that was originally entered into when Mr. Brown joined the Company.
     The Employment Agreement provided for a fixed term of employment. The Company and Mr. Brown desire that Mr. Brown continue his employment relationship with the Company on an at-will basis and without a definite term. Accordingly, the Employment Agreement has been terminated and the Company and Mr. Brown have entered into the Severance Agreement, which provides for severance payments that are substantially similar to what was provided for in the Employment Agreement. Capitalized terms in the foregoing summary of the Severance Agreement that are not defined shall have the meanings ascribed to them in the Severance Agreement.
     The Severance Agreement provides that if Mr. Brown’s employment with the Company terminates by reason of Disability, by reason of the termination of Mr. Brown’s employment by the Company for Cause, or by reason of the resignation of Mr. Brown other than for Good Reason, then Mr. Brown will be entitled to receive his salary, any earned bonuses or compensation and any other entitlements earned by Mr. Brown or that otherwise are owed as of the date of termination to the extent not already paid. In the event that Mr. Brown’s employment with the Company terminates by reason of death, then the Company shall pay to Mr. Brown the same payments previously described and the Company shall also provide for immediate vesting in all outstanding stock options and restricted stock awards.
     In the event that the Company terminates Mr. Brown’s employment with the Company other than for Cause or Mr. Brown terminates his employment for Good Reason, then Mr. Brown shall receive, in addition to the accrued payments described in the preceding paragraph, (i) two years of Mr. Brown’s then-current Base Salary, (ii) the average of the two most recent Bonuses paid to Mr. Brown (one or both of which may be zero), (iii) reimbursement for two years of premiums for life, hospitalization and disability insurance plan coverage, (iv) immediate vesting in all outstanding stock options and restricted stock awards and (v) outplacement services from a third party outplacement service provider in an amount not to exceed $20,000.
     The Severance Agreement also contains confidentiality, non-competition, non-solicitation and indemnification provisions.
     The foregoing summary is qualified in its entirety by reference to the text of the Severance Agreement, a copy of which is attached as Exhibit 99.1 to this report and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1.	Severance Agreement by and between Flow International Corporation and Charles M. Brown dated September 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOW INTERNATIONAL CORPORATION (Registrant)
Date: September 23, 2010	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary

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